Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Victor Lee as his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-1, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Victor LeeLee Kong Hian (aka Victor Lee)	President & Chief Executive Officer and a Director (Principal Executive Officer)	September 27, 2021

/s/ Michael J. Gilbreth	Chief Financial Officer	September 27, 2021
Michael J. Gilbreth	(Principal Accounting and Financial Officer)

/s/ Amit Kumar	Chairman of the Board of Directors	September 27, 2021
Amit Kumar, Ph.D.

/s/ Will Clarke	Director	September 27, 2021
Will Clarke

/s/ Kim J. Huntley	Director	September 27, 2021
Kim J. Huntley

/s/ David Peterson	Director	September 27, 2021
David Peterson